UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2006

DREAMS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-30310	87-0368170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South University Drive, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 377-0002

Registrant’s facsimile number, including area code: (954) 475-8785

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Dreams, Inc., announced today that on November 15, 2006 it increased the size of its Board of Directors from three seats to five seats, and appointed Steven D. Rubin and David Malina to fill the two newly created vacancies on its Board of Directors.

Mr. Rubin is currently a member of The Frost Group LLC, a private investment firm based in Miami, Florida. Mr. Rubin served as the Senior Vice President, General Counsel and Secretary of IVAX Corporation from August 2001 until September 2006. IVAX, which was acquired by Teva Pharmaceutical Industries Limited in January 2006, was a multinational company engaged in the research, development, manufacturing and marketing of branded and generic pharmaceuticals and veterinary products. Prior to joining IVAX, Mr. Rubin was Senior Vice President, General Counsel and Secretary with privately held Telergy, Inc., a provider of business telecommunications and diverse optical network solutions, from early 2000 to August 2001. In addition, he was with the Miami law firm of Stearns Weaver Miller Weissler Alhadeff & Sitterson from 1986 to 2000, in the Corporate and Securities Department. Mr. Rubin had been a shareholder of that firm since 1991 and a director since 1998. Mr. Rubin received his Juris Doctorate degree from the University of Florida, with honors, after graduating from Tulane University, cum laude, with honors, with a Bachelor of Arts degree in economics.

Mr. Malina is currently Vice President of Business Development for Ladenburg Thalmann & Company, Inc., a full service investment banking and brokerage firm that has recently relocated its headquarters to Miami, Florida. Mr. Malina was corporate Vice President in charge of Investor Relations and Corporate Communications for IVAX Corporation from 2003 to 2006. IVAX, which was acquired by Teva Pharmaceutical Industries Limited in January 2006, was a multinational company engaged in the research, development, manufacturing and marketing of branded and generic pharmaceuticals and veterinary products. Prior to his employment at IVAX, Mr. Malina was a Managing Director at the Kriegsman Group, a boutique investment bank in Los Angles, California that specialized in health care. From 1974 to 2000, Mr. Malina was a highly regarded screenplay and teleplay writer working for the major film studios and television networks and producing luminaries such as David Geffin, Arnold Koppelson, Roger Birnbaum, Larry Turman, and Frank Price. Mr. Malina is an honors graduate of the Wharton School at the University of Pennsylvania and attended graduate school at the London School of Economics and Political Science.

It has not yet been determined what compensation Messrs. Rubin and Malina will receive for serving on the Company’s Board of Directors, or to which committees of the Board of Directors, if any, Messrs. Rubin and Malina will be appointed.

Mr. Rubin is the designee of The Frost Group LLC, which is entitled, pursuant to the terms of a Securities Purchase Agreement between the Company and The Frost Group LLC dated November 1, 2006, to designate an individual for appointment to the Board of Directors.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1 Copy of press release of the Company dated November 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 15, 2006	DREAMS, INC.

	BY:	/s/ ROSS TANNENBAUM
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
99.1	Copy of press release of the Company dated November 15, 2006